Exhibit 10.2

Form of RSU Agreement (Service-Based Vesting)
HAWTHORN BANCSHARES, INC.
EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT

Date of Grant: _______________________

Number of Restricted Stock Units Granted: _______________________
THIS RESTRICTED STOCK UNIT AGREEMENT dated ____________________ (this “Award Agreement”), is made by and between Hawthorn Bancshares, Inc., a Missouri corporation (the “Company”), and ________________ ("Participant").

RECITALS:

A.Effective June 6, 2023, the Company adopted the Hawthorn Bancshares, Inc. Equity Incentive Plan (the “Plan”) pursuant to which the Company may, from time to time, grant Restricted Stock Units to eligible Service Providers of the Company.

B.Participant is a Service Provider of the Company or one of its Affiliates and the Company desires to encourage Participant to own an equity interest in the Company and to give Participant added incentive to advance the interests of the Company, and desires to grant Participant Restricted Stock Units under the terms and conditions established by the Committee.

AGREEMENT:

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.Incorporation of Plan. All provisions of this Award Agreement and the rights of Participant hereunder are subject in all respects to the provisions of the Plan and the powers of the Committee therein provided. Capitalized terms used in this Award Agreement but not defined shall have the meaning set forth in the Plan.

2.Grant of Restricted Stock Units. Subject to the conditions and restrictions set forth in this Award Agreement and in the Plan, the Company hereby grants to Participant and credits to a separate account maintained on the books of the Company ("Account") that number of Restricted Stock Units identified above opposite the heading " Number of Restricted Stock Units Granted " (the "RSUs"). On any date, the value of each RSU shall equal the Fair Market Value of a Share. All amounts credited to Participant's Account under this Award Agreement shall continue for all purposes to be a part of the general assets of the Company. Participant's interest in the Account shall make Participant or her only a general, unsecured creditor of the Company. The RSUs may not be sold, transferred, gifted, bequeathed, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily. The rights of Participant with respect to the RSUs shall remain forfeitable at all times prior to the date on which such rights are settled (the "Settlement Date," as defined below).

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3.Settlement of RSUs. The RSUs may be settled by delivering to Participant or his or her beneficiary, as applicable, either, as determined by the Company in its sole discretion, (i) an amount of cash equal to the Fair Market Value of a Share as of the Settlement Date multiplied by the number of Shares underlying the RSUs held by Participant (or a specified portion in the event of any partial settlement), or (ii) a number of Shares equal to the whole number of Shares underlying the RSUs then held by Participant (or a specified portion in the event of any partial settlement).
Except as specifically provided elsewhere under the Plan, the restrictions on RSUs subject to this Award Agreement will lapse and be settled on the date (the "Settlement Date") set forth below, but only if Participant is, and at all times from the Date of Grant, has been a Service Provider to the Company, or one of its Affiliates, and the RSUs have not otherwise been cancelled:
Settlement Date of RSUs Percentage of RSUs on which Restrictions Lapse
First Anniversary of Date of Grant 33% (___________________ RSUs)
Second Anniversary of Date of Grant 33% (___________________ RSUs)
Third Anniversary of Date of Grant 34% (___________________ RSUs)
Any vesting of a fractional share shall be rounded up the nearest whole shares; provided, however in no event shall the total number of RSUs vested exceed the total number of RSUs.
In the event of a Change in Control pursuant to which the acquiring or successor company (i) assumes or continues in effect this Agreement and the RSUs, (ii) issues comparable substitute RSUs or stock based awards for the RSUs, or (iii) provides a cash incentive program that preserves the economic value and opportunity of the RSUs, then each of the RSUs (or substitute RSUs or other stock based awards) shall continue to vest in accordance with the above vesting schedule; provided, however, any unvested RSUs shall also become immediately vested and be settled if during the 24-month period following the consummation of the Change in Control, the Participant's employment is terminated by the Company other than for Cause or the Participant resigns with "Good Reason." Unless otherwise defined in a Participant's employment agreement (in which case such definition shall control), "Good Reason" shall mean the occurrence of any of the following, without Participant's prior written consent: (i) any significant diminution in Participant's title or any of Participant's material duties or responsibilities held by Participant prior to the Change in Control; (ii) any material reduction in Participant's compensation or any of the benefits Participant was entitled to receive before the Change in Control, or (iii) Company (or its successor) requiring Participant's principle work location to be more than 50 miles away from Participant's principle work location before the Change in Control. Under no circumstances shall Good Reason exist unless Participant has provided the Company with at least thirty (30) days prior written notice of Participant's intent to terminate for Good Reason, such notice containing sufficient detail for Company to understand the reason for the termination, and the Company has failed to substantially cure the Good Reason cause for termination, if such reason is curable, within 30 days following receipt of such written notice from Participant.
In the event the acquiring or successor company in a Change in Control does not (x) assume or continue in effect the RSUs, (y) issue comparable substitute RSUs or stock based awards for the RSUs, or (z) provide a cash incentive program that preserves the economic value and opportunity of the RSUs, then all of the unvested RSUs shall immediately vest and be settled at the time of the Change in Control. Notwithstanding the foregoing, the Committee may also, in its sole discretion, accelerate the Settlement Date for any or all of the RSUs, if in its judgment the performance of Participant has warranted such acceleration and/or such acceleration is in the best interests of the Company.

Payment of the cash and/or Shares following the Settlement Date shall be made by the Company to Participant no later than the earlier of the end of the calendar year in which the Settlement Date occurs or the 30th day after the Settlement Date.
4.Cancellation of RSUs. Unless otherwise provided in this Section 4 or in the Plan, if, prior to the final Settlement Date, Participant's position as a Service Provider to the Company or any of its Affiliates is terminated by the Company, Participant shall thereupon immediately forfeit any and all unsettled RSUs, all such unsettled RSUs shall be cancelled and Participant shall have no further rights under this Award Agreement. For purposes of this Award Agreement, the transfer of employment between the Company and any of its Affiliates (or between Affiliates) shall not constitute a termination of Participant's position as a Service Provider.
5.Securities Law Compliance; Clawback Policy. The Company may impose such restrictions, conditions or limitation as it determines appropriate as to the timing and manner of any resales by Participant or other subsequent transfers by Participant of any Shares issued as a result of or under this Award, including without limitation (i) restrictions under an insider trading policy, (ii) restrictions that may be necessary in the absence of an effective registration statement under the Securities Act of 1933, as amended, covering the Award and/or the Shares underlying the Award and (iii) restrictions as to the use of a specified brokerage firm or other agent for such resales or other transfers. Any sale of the Shares must also comply with other applicable laws and regulations governing sale of such shares. This Award Agreement, the RSUs and any Shares received under this Award Agreement, and any amount or benefit received under the Plan shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable Company or Subsidiary clawback policy (the “Policy”) or any applicable law, as may be in effect from time to time. Participant hereby acknowledges and consents to the Company’s or a Subsidiary’s application, implementation and enforcement of (a) the Policy and any similar policy established by the Company or a Subsidiary that may apply to the Participant, whether adopted prior to or following the date of this Agreement, and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and agrees that the Company or a Subsidiary may take such actions as may be necessary to effectuate the Policy, any similar policy and applicable law, without further consideration or action.
6.Dividends and Voting. Prior to an RSU's Settlement Date, Participant shall not be entitled to receive dividend equivalent payments for any dividends paid by the Company on Shares, whether payable in stock, in cash or in kind, or other distributions, declared as of a record date that occurs on or after the Date of Grant hereunder and prior to any cancellation of such RSUs Participant will have no voting rights with respect to any of the RSUs.
7.Tax Withholding. Participant understands and agrees that, at the time any tax withholding obligation arises in connection with the settlement of any of the RSUs, the Company may withhold, in Shares if a valid election applies under this Section 7 or in cash from payroll or other amounts the Company owes or will owe Participant, any applicable withholding, payroll and other required tax amounts due upon such RSU settlement. Such tax withholding may be made by any means permitted under the Plan, as approved by the Committee, and as permitted under the law. In the absence of the satisfaction of tax obligations, Company may refuse to issue the Shares. Unless otherwise determined by the Committee or its delegate in their sole discretion and unless otherwise prohibited by law, Participant (or his or her guardian, legal representative or successor) may, in the manner determined by the Committee or its delegate, irrevocably elect in writing on a Company designated form to satisfy any income tax withholding obligation in connection with the RSUs by requesting Company to retain whole Shares which would otherwise have been issued, which Shares shall not belong to Participant upon such retention. If withholding is not effected by the Company for any reason at the time of the taxation event, then Participant agrees to pay Company any withholding amounts due within the deadline imposed by the Company. If, within the deadline imposed by Company, Participant has not paid any withholding amounts due or has not elected, if allowed by the Committee or its delegate in their sole discretion, whether to have Shares retained for taxes or to pay cash for the tax withholding, then the Company may, at its sole discretion (a) retain whole Shares which would otherwise have been issued (including without limitation withdrawal of Shares that had previously been placed into Participant's book entry account), (b) deduct such amounts in cash from payroll or other amounts the Company owes or will owe Participant, or (c) effect some combination of Share retention and cash deduction.
8.Precondition of Award. No award of RSUs to Participant under this Award Agreement will be effective unless Participant executes the Nonsolicitation Agreement attached as Exhibit A hereto within the time period specified by the Company (which in no event will end before the 30-day period beginning on the Date of Grant)
9.Governing Law. The laws of the State of Missouri will govern the interpretation, validity and performance of this Award Agreement regardless of the law that might be applied under principles of conflicts of laws.
10.Section 409A Compliance. It is the intent of the Company that all payments made under this Award Agreement will be exempt from Section 409A of the Code and the Treasury regulations and guidance issued thereunder ("Section 409A") pursuant to the “short-term deferral” exemption. Notwithstanding any provision of the Plan or this Award Agreement to the contrary, (i) this Award Agreement shall not be amended in any manner that would cause any amounts payable hereunder that are not subject to Section 409A to become subject thereto (unless they also are in compliance therewith), and the provisions of any purported amendment that may reasonably be expected to result in such non-compliance shall be of no force or effect with respect to this Award Agreement and (ii) the Company, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify this Award Agreement to reflect the intention that the Plan qualifies for exemption from or complies with Section 409A in a manner that as closely as practicable achieves the original intent of this Award Agreement and with the least reduction, if any, in overall benefit to a Participant to comply with Section 409A on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A. Neither the Company nor the Board makes any representation that this Award Agreement shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to this Award Agreement.
11.Corporate Transactions and Change in Control. In the event that the Company is a party to a corporate transaction (including a Change of Control) involving a merger or consolidation, or in the event of a sale of all or substantially all of the Company's stock or assets, the Award shall be treated in the manner described in the definitive transaction agreement (or, in the event the transaction does not entail a definitive agreement to which the Company is party, in the manner determined by the Committee in its capacity as administrator of the Plan, with such determination having final and binding effect on all parties), which agreement or determination need not treat all Awards (or all portions of an Award) in an identical manner.
12.Adjustments. Notwithstanding any provision herein to the contrary, upon any change in the number of outstanding Shares effected without receipt of consideration therefor by the Company, by reason of a merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, stock split, share combination or other change in the corporate structure of the Company affecting the Shares, the aggregate number and class of Shares subject to this Award shall be automatically adjusted to accurately and equitably reflect the effect thereon of such change; provided, however, that any fractional share resulting from such adjustment shall be eliminated. If there is a dispute concerning such adjustment, the decision of the Committee shall be conclusive.
13. Committee Authority. Any questions concerning the interpretation of this Award Agreement, any adjustments required to be made under Sections 11 or 12 of this Award Agreement, any determination of whether a particular termination of employment is for Cause, and any controversy which arises under this Award Agreement shall be decided by the Committee, in its sole discretion, and any such decision shall be conclusive and non-appealable.
14.No Effect on Capital Structure. The RSUs shall not affect the right of the Company to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup, or otherwise reorganize.
15.Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.
16.Amendment. This Award Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Award Agreement; provided, however, the Company may unilaterally amend this Award Agreement if it determines that a ministerial amendment is necessary which does not adversely affect the rights of Participant or the potential economic benefit intended to be conveyed hereunder.
17.Binding Effect. Except as expressly stated herein to the contrary, this Award Agreement will be binding upon and inure to the benefit of the respective heirs, legal representatives, successors and assigns of the parties hereto.

[The remainder of this page is intentionally left blank; signature page follows.]

This Award Agreement has been executed and delivered by the parties hereto.

The Company: Participant:

Hawthorn Bancshares, Inc.

By: _______________________________ _______________________________
Name: __________________________ _______________________________
Title: __________________________
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EXHIBIT A
NONSOLICITATION AGREEMENT
This NONSOLICITATION AGREEMENT (the “Agreement”) is entered into between Hawthorn Bancshares, Inc., and its Affiliates (collectively, the “Company”) and the undersigned employee of the Company (the “Employee”).
WHEREAS, the Company is engaged in the business of providing general banking and trust services including offering its customers checking and savings accounts, internet banking, debit cards, certificates of deposit, trust services, brokerage services, safety deposit boxes and a wide range of lending services, including commercial and industrial loans, single payment personal loans, installment loans and commercial and residential real estate loans (collectively, the “Services”).
WHEREAS, to maximize the quality of services it provides to its customers, the Company encourages its employees to develop and maintain a proper business and professional relationship with and provide beneficial and competitive Services to its customers;
WHEREAS, in furtherance of developing these relationships and services, the Company compensates its employees for their time, trains its employees, discloses to its employees certain Confidential Information (as that term is defined below), and commits its resources to the development of these relationships and Confidential Information; and
WHEREAS, the Company’s customer and employee relationships represent a significant investment of the Company’s resources and are commercially important, and it is important that the Company protects its customers and employees from direct and indirect solicitation by competitor and former employees.
NOW, THEREFORE, in consideration of the Employee’s employment, the Employee’s access to Confidential Information, the Employee’s eligibility for discretionary compensation plans and programs in addition to any regular compensation, and the mutual covenants and promises set forth herein, the parties agree as follows:
1. Definitions. For purpose of this Agreement and except as otherwise provided for herein, these terms shall have the following definitions:
“Affiliate” means any U.S. or foreign person related to the Company through ownership or through franchise or license agreements granted by the Company or an affiliate, including without limitation Hawthorn Bank, Union State Bancshares, Inc., Hawthorn Real Estate, LLC, HB Realty, LLC, Jefferson City IHC, LLC, Hawthorn Risk Management, Inc., Exchange National Statutory Trust I and Exchange National Statutory Trust II.
“Confidential Information” means trade secrets, intellectual property, and other proprietary information of the Company and its Affiliates. By way of example and not limitation, Confidential Information includes:
•operations, marketing, products, product development, and other plans;
•compensation practices;
•pricing and sales policies, techniques, and concepts;
•customer lists, records, and documents;
•prospective customer lists, records, and documents;
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•information regarding employees and suppliers of the Company;
•the financial affairs of the Company;
•training and other manuals and internal policies;
•business opportunities or ventures being considered or pursued by the Company;
•patents, trademarks, copyrights, inventions, works of authorship, ideas, processes, formulas, source code, programs, know how, and improvements; and
•any other Company information in any form that is not generally known to any competitor of the Company or any other Person who could derive economic value from such information.
“Person” shall have the meaning ascribed in section 13(h)(8)(E) of the Securities Exchange Act of 1934, 15 U.S.C. § 78a et seq., and also includes any corporation, business venture, sole proprietorship, trust, and association.
2. Nonsolicitation.
(a) Customers. During the period of employment and for one year thereafter, the Employee shall not, without the prior written consent of the Company, solicit, call on, encourage, or arrange to have any other person solicit, call on, or otherwise provide any Services or any other competitive product or service designed, developed, distributed, sold, or marketed by the Company or its Affiliates during the period of the Employee’s employment by the Company to any of the customers of the Company. This Section 2(a) shall not prohibit the Employee from providing any services or products that the Company does not offer as of the time of the Employee’s termination of employment with the Company.
(b) Company Employees. During the period of employment and for one year thereafter, the Employee shall not, without the prior written consent of the Company, solicit, recruit, encourage, or arrange to have any other Person solicit, recruit or encourage any Company employee to terminate his/her employment with the Company to seek employment with a bank, credit union, financial institution, investment company, or other Person who competes directly or indirectly with the Company.
3. Nondisclosure of Confidential Information. The Employee shall hold in confidence for the benefit of the Company all Confidential Information. The Employee agrees that he or she will not disclose any Confidential Information to any Person other than the Company and those designated by it, either during or subsequent to the Employee's employment with the Company, nor will the Employee use any Confidential Information, except (i) in the regular course of the Employee's employment by the Company, without the prior written consent of the Company or (ii) as may otherwise be required by law or process. Notwithstanding any other provision in this Agreement to the contrary, nothing in this Agreement prohibits the Employee from (i) reporting possible violations of federal or state law or regulation to any government agency or entity, including the EEOC, DOL, Department of Justice, Securities and Exchange Commission, Department of Defense, Congress, and any agency Inspector General ("Governmental Agencies"), (ii) communicating with any Government Agencies or otherwise participating in any investigation or proceedings that may be conducted by any Governmental Agency, including providing documents or other information, without notice to the Company, or (iii) making other disclosures that are protected under the whistleblower provisions of applicable law. The Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (x) is made in confidence to a federal, state or local government official, either directly or indirectly, or to any attorney, and is made solely for the purpose of reporting or investigating a suspected
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violation of law or (y) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual's attorney and use the trade secret information in the court proceeding if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
4. Choice of Law, Remedies. This Agreement shall be interpreted according to the laws of the State of Missouri regardless of the law that might be applied under principles of conflicts of law. The parties agree that, regardless of any choice of law provisions of any jurisdiction, the Agreement shall be enforceable in any Court of competent jurisdiction located in the State of Missouri, and the parties expressly consent to the jurisdiction therein. The Company shall be entitled to an injunction to enforce this Agreement, as well as any other remedies at law or in equity. Should the Company need to commence legal action to enforce any provision of this Agreement or protects its rights under the Agreement; the Company shall recover its attorneys’ fees incurred in such legal action.
5. Successors. This Agreement shall inure to the benefit of and shall be enforceable by any Affiliate and by any successor or assignee of the Company and or any Affiliate.
6. Prior Agreements. This Agreement is intended as a clarification and amplification of any existing prior agreements between the parties, which prior agreements relate to the subject matter of this Agreement.
7. Amendment. No changes in or additions to the terms of this Agreement shall be valid or binding unless reduced to writing and signed by both parties.
8. Severability. The Employee and the Company agree that the covenants contained in this Agreement, or any of its paragraphs, sentences, or clauses are severable and separate, and the enforceability of any specific covenant or restriction shall not affect the validity or enforceability of any other covenant or restriction set forth herein. Each such covenant on the part of the Employee shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Employee against the Company or any Affiliate whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of the Company of said covenants.
9. Waiver of Default. Any waiver by the Company of any default or violation under this Agreement shall not constitute a waiver of any other default or violation on a different occasion.
10. Termination; Effective Date. The Employee’s employment may be terminated by either the Company or the Employee in accordance with applicable law. This Agreement shall be in effect commencing on the date of this Agreement and, except as expressly provided for in this Agreement, shall continue in effect for one year after the Employee ceases to be employed by the Company.
11. Consent. The Employee acknowledges that he or she has had sufficient time to read, has read, and understands this Agreement. The Employee acknowledges having received a copy of this Agreement.
12. Copy of Agreement. The Employee agrees to provide a copy of this Agreement to any new employer with whom the Employee works for a year subsequent to the end of his or her employment with the Company. The Employee acknowledges and agrees that the Company may send a copy of this
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Agreement to any of the Employee’s subsequent employers for one year after the end of his or her employment with the Company.
IN WITNESS WHEROF, the parties have hereto executed this Agreement.
The Company: Employee:

Hawthorn Bancshares, Inc.

By: _______________________________ _______________________________
Name: __________________________ _______________________________
Title: __________________________
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